Exhibit 10.04
Alphabet Inc.
1600 Amphitheatre Parkway Mountain View, CA 94043
REGISTRATION RIGHTS LETTER AGREEMENT June 4, 2026

National Indemnity Company 1314 Douglas Street, Suite 1400
Omaha, Nebraska 68102 Ladies and Gentlemen:
Reference is made to that certain Subscription Agreement, dated as of June 1, 2026 (the “Subscription Agreement”), by and between National Indemnity Company, a Nebraska corporation (the “Investor”), and Alphabet Inc., a Delaware corporation (the “Company”), pursuant to which the Investor purchased from the Company (i) 14,212,035 shares of Class A Common Stock of the Company, par value $0.001 per share (the “Class A Shares”), and (ii) 14,359,656 shares of Class C Capital Stock of the Company, par value $0.001 per share (the “Class C Shares” and, together with the Class A Shares, the “Shares”) on June 4, 2026. Unless otherwise indicated herein, capitalized terms used but not defined in this Registration Rights Letter Agreement (this “Letter Agreement”) have the meanings set forth in the Subscription Agreement.
Pursuant to the Subscription Agreement, the Company and the Investor agreed to negotiate and enter into a registration rights agreement, pursuant to which the Company would agree to register the resale of the Shares as soon as practicable, and not later than June 12, 2026 (the “Subscription Date Registration Rights Agreement”).
The Company and the Investor agree as follows:
1.Initial Shelf Registration Statement and Subsequent Shelf Registration Statement.
(a)The Company has proposed to the Investor, and the Investor has agreed, that as soon as practicable the Company will prepare and file with the Securities and Exchange Commission (including any successor agency, the “SEC”) a registration statement on Form S-3 that is an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act of 1933 (such act, as amended, and the rules and regulations promulgated thereunder, the “Securities Act”)) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (such Registration Statement, including the prospectus included therein, and all amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such registration statement, the “Initial Shelf Registration Statement”) covering the resale of the Shares by the Investor. The Company shall use its commercially reasonable efforts to have the Initial Shelf Registration Statement declared effective as soon as practicable after the filing thereof, if not automatically effective. The Company’s obligations under this Section 1 shall be conditioned upon the Investor providing to the Company such written information regarding the Investor, its ownership of Registrable Shares (as defined below) and its intended method of distribution of such Registrable Shares as the Company may reasonably request in writing in order to satisfy the applicable disclosure requirements in connection with any Shelf (as defined below) (the “Required Information”).
(b)If the Initial Shelf Registration Statement is either not filed with the SEC or is not effective on or prior to June 12, 2026, the parties agree to negotiate and enter into the Subscription Date Registration Rights Agreement as soon as practicable, but not later than June 17, 2026. The Company will continue to use its commercially reasonable efforts to file the Initial Shelf Registration Statement and to have it declared effective as soon as practicable after the filing thereof.
(c)If the Initial Shelf Registration Statement or any other Shelf ceases to be effective under the Securities Act for any reason, the Company shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable to amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement in accordance with and pursuant to Rule 415 under the Securities Act (each additional registration statement a “Subsequent Shelf Registration Statement” and together with the Initial Shelf Registration Statement, a “Shelf”) covering the resale by the Investor of the Shares and any securities issued or issuable after the date hereof in respect of the Shares by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation, exchange, spin-off, split-off, replacement or other reorganization or otherwise (together, the “Registrable Shares”).
(d)The Company shall use its commercially reasonable efforts to cause each Shelf to become effective as promptly as is reasonably practicable after the filing thereof, and to keep such Shelf continuously effective under the Securities Act until it expires, and to renew such Shelf upon such expiration, provided that no Shelf need be maintained by the Company following the date on which the Shares become unconditionally freely transferable pursuant to Rule 144 under the Securities Act.
(e)Blackout Periods. Notwithstanding anything in this Letter Agreement to the contrary, if the continued use of any Shelf at any time would, in the good faith judgment of the Company, require the Company to make public disclosure of material non-public information that
(i) would be required to be made in such Shelf so that such Shelf would not be materially misleading, (ii) would not be required to be made at such time but for the filing of such Shelf, and
(iii) the Company has a bona fide business purpose for not disclosing publicly, the Company shall be entitled to suspend use of such Shelf for a period not to exceed thirty (30) days in any instance, and in no event more than twice during any six (6) month period (each such period, a “Blackout Period”), upon written notice to the Investor. Upon notice of any Blackout Period, the Investor shall promptly halt any offer, sale, trading or transfer of Registrable Shares pursuant to such Shelf for the duration of the Blackout Period and shall keep the fact of any such notice strictly confidential.
2.Other Agreements.
(a)Registration Qualification. The Company shall use its commercially reasonable efforts to remain qualified to register securities with the SEC pursuant to a registration statement on Form S-3 under the Securities Act (or any similar successor form designated for use by registrants with the largest market capitalization) and to maintain its status as a “well known seasoned issuer” as defined in Rule 405 under the Securities Act (or any similar status accorded to registrants allowing for the least restrictive registration processes).
(b)Facilitation of Registration of Registrable Shares. The Company shall, as promptly as practicable, facilitate the registration of Registrable Shares in accordance with generally recognized market practice. This may include, among other things, arranging for the Registrable Shares to be listed on any U.S. securities market on which the Company’s securities are listed or quoted.
(c)Restrictive Legends. The Company shall use its commercially reasonable efforts to cause the removal of any restrictive legends from the Registrable Shares, on or around the time the Initial Shelf Registration Statement becomes effective with the SEC, subject to the Investor’s delivery to the Company and the Company’s transfer agent of an undertaking letter, in form and substance reasonably satisfactory to the Company and such transfer agent, containing securities law acknowledgements and compliance undertakings reasonably satisfactory to the Company (the “Undertaking Letter”), and the delivery by the Company’s outside counsel to the transfer agent of a customary opinion of counsel in support thereof. The Company shall use its commercially reasonable efforts to cause its outside counsel to deliver such opinion promptly in accordance with the timing set forth in the first sentence to this Section 2(c). Following removal of such restrictive legends, the Company shall use its commercially reasonable efforts to facilitate the delivery of such Registrable Shares to an account designated by the Investor at a broker or custodian that is a participant in The Depository Trust Company.
(d)Expenses. The Company shall pay the fees and disbursements of the Company’s counsel and accountants in connection with the registration of any Registrable Shares and all registration and filing fees and printing costs; provided that the Investor shall pay the fees and expenses of its own counsel, including in connection with the completion of the Required Information, and the Investor shall bear all agent or broker fees and commissions and transfer and other taxes associated with the sale of its Registrable Shares.
3.Indemnification.
(a)The Company shall indemnify and hold harmless the Investor and its affiliates and their respective directors, officers, employees and controlling persons (within the meaning of Section 15 of the Securities Act) from and against any and all losses, claims, damages, liabilities and reasonable expenses (including reasonable fees and expenses of counsel) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Shelf or the prospectus included therein, or any amendment or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that such losses, claims, damages, liabilities or expenses arise out of or are based upon information furnished in writing by the Investor expressly for inclusion therein.
(b)The Investor shall indemnify and hold harmless the Company and its affiliates and their respective directors, officers, employees and controlling persons (within the meaning of Section 15 of the Securities Act) from and against any and all losses, claims, damages, liabilities and reasonable expenses (including reasonable fees and expenses of counsel) arising out of or based upon any untrue or alleged untrue statement of a material fact, or any omission or alleged omission of a material fact, in each case solely to the extent based on information furnished in writing by the Investor to the Company expressly for inclusion in any Shelf or the prospectus included therein, or any amendment or supplement thereto; provided that the Investor’s aggregate liability under this Section 3(b) shall not exceed the net proceeds received by the Investor from sales of Registrable Shares pursuant to such Shelf, unless such liability arises out of or is based upon fraud, illegal conduct or willful breach by the Investor.
(c)Each party seeking indemnification under this Section 3 shall promptly notify the indemnifying party in writing of any claim for which indemnification is sought, and the indemnifying party shall have the right to assume the defense thereof with counsel reasonably acceptable to the indemnified party. If indemnification is unavailable or insufficient to hold an indemnified party harmless, each indemnifying party shall contribute to amounts paid or payable by such indemnified party in proportion to the relative fault of the parties in connection with the relevant untrue statement or omission, subject to the net proceeds cap set forth in Section 3(b) with respect to the Investor.
4.Miscellaneous.
(a)Successors and Assigns. This Letter Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
(b)Assignment; Separation of the Company. Neither this Letter Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other party hereto, and any attempt to assign any of the foregoing without such consent shall be void, except (i) an assignment, in the case of a merger or consolidation where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such merger or consolidation or the purchaser in such sale or (ii) an assignment in whole or in part, by Investor to Berkshire Hathaway Inc. or any wholly owned subsidiary of Berkshire Hathaway Inc. in connection with a transfer of any of the Registrable Shares or the further assignment, in whole or in part, by and among the Investor, Berkshire Hathaway Inc. or any wholly owned subsidiary of Berkshire Hathaway Inc, in each case in connection with a transfer of any of the Registrable Shares. In the event of any merger or consolidation by the Company, where the Company is not the surviving entity, or a sale of substantially all of the assets of the Company, the Company shall cause the surviving entity in such merger or consolidation or the purchaser in such sale to assume this Letter Agreement and all rights, remedies, obligations and liabilities of the Company hereunder. In the event the Company effects the separation of any portion of its business into one or more entities, whether existing or newly formed, including by way of spin-off, split-off, or other reorganization, and Investor will receive securities in any such other entity as part of such separation, the Company will use commercially reasonable efforts to cause any such other entity to enter into a registration rights agreement with Investor providing customary registration rights that are commensurate with rights granted by the largest publicly traded companies in the U.S. to large institutional investors holding $1 billion or more of such entity’s securities, taking into account the size and nature of such entity. References in this Letter Agreement to the “Company” shall include the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction and also includes any other issuer of Registrable Shares, and may mean one or more entities.
(c)Entire Agreement. This Letter Agreement and the Subscription Agreement together contain the entire agreement between the parties hereto and supersede any prior understandings, agreements or representations by or between the parties hereto, written or oral, which may have related to the subject matter hereof in any way.
(d)Other. The provisions set forth in Sections 6.2 through 6.9 of the Subscription Agreement shall be applicable to this Letter Agreement as if set forth herein.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Letter Agreement as of the date first written above.

ALPHABET INC.

By:	/s/ Juan Rajlin
Name: Juan Rajlin
Title: Treasurer

NATIONAL INDEMNITY COMPANY

By:	/s/ Mark D. Millard
Name: Mark D. Millard
Title: Assistant Secretary

[Signature Page to Registration Rights Letter Agreement]